Exhibit 21

As of December 31, 2016

        A table of subsidiaries of Liberty Interactive Corporation is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
1227844 Ontario Ltd.	Ontario
Affiliate Distribution & Mktg., Inc.	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Alta Wind CL II, LLC	DE
Alta Wind CL IV, LLC	DE
AMI 2, Inc.	DE
ASO Holdings Company LLC	DE
BCY Holdings Inc.	DE
Big Horn Alternative Energy, LLC	DE
California Voices, LLC (fka QVC Voices, LLC)	DE
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
Celebrate Interactive LLC	DE
Centennial Rural Development, inc.	DE
Cool Kicks Media, LLC	DE
Diamonique Canada Holdings, Inc.	DE
DMS DE, Inc.	DE
ER Development International, Inc. (dba QVC International Development)	PA
ER Marks, Inc.	DE
Evite, Inc.	DE

GC Marks, Inc. (fka TATV, Inc.)	DE
IC Marks, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp (dba QVC @ theMall) [Unlimited Liability Corp.]	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Innovative Retailing, Inc.	DE
iQVC GmbH	Germany
Liberty Acorns, LLC	DE
Liberty Alta IV, Inc.	DE
Liberty Alta, Inc.	DE
Liberty Alternative Energy, LLC	DE
Liberty CDE Investments, Inc.	DE
Liberty Clean Fuels 2, LLC	DE
Liberty Clean Fuels, Inc.	DE
Liberty Digital Commerce, LLC	DE
Liberty Interactive Advertising, LLC (dba Liberty Advertising)	DE
Liberty Interactive LLC	DE
Liberty Israel Venture Fund II, LLC	DE
Liberty Quid, LLC	DE
Liberty QVC Holding, LLC	DE
Liberty Solar Energy, LLC	DE
Liberty USA Holdings, LLC	DE
Liberty USVI Energy, Inc.	DE
LIC Britco, LLC	DE
LIC Israel Investment, LLC	DE
LIC Sound, LLC	DE

LIC Tree 2, LLC	DE
LIC Tree, LLC	DE
LIC Ventures Marginco	DE
LMC Lockerz, LLC	DE
LMC Social, LLC	DE
LV Basket Marginco, LLC	DE
LV Bridge, LLC	DE
Monroe Fuels Company, LLC	DE
NSTBC, Inc.	DE
Provide Gifts, Inc.	DE
QC Marks, Inc.	DE
QDirect Ventures, Inc. (fka Qdirect, Inc.)	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc. (fka QVC Local, Inc.)[dba QVC Productions; QVC Remote Productions]	DE
QVC Brazil Holdings II, S.à.r.l.	Luxembourg
QVC Britain [English Unlimited Liability Company]	UK
QVC Britain I Limited [English limited liability company]	UK
QVC Britain I, LLC (fka QVC Britain I, Inc.)	DE
QVC Britain II, LLC (fka QVC Britain II, Inc.)	DE
QVC Britain III, Inc.	DE
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman
QVC Chesapeake, Inc.	VA

QVC China Holdings Limited	Hong Kong
QVC China Licensing, Inc.(fka AI 2, Inc.)	DE
QVC China, Inc.	DE
QVC Delaware, Inc.	DE
QVC Deutschland GP, Inc.	DE
QVC Deutschland Holdings LLC	DE
QVC eDistribution Inc. & Co. KG	Germany
QVC eProperty Management GmbH & Co. KG	Germany
QVC eService Inc. & Co. KG	Germany
QVC France Holdings, S.à.r.l.	Luxembourg
QVC France SAS	France
QVC Germany I LLC (fka QVC Germany I, Inc.)	DE
QVC Germany II LLC (fka QVC Germany II, Inc.)	DE
QVC Global DDGS, Inc.	DE
QVC Global Holdings I, Inc.	DE
QVC Global Holdings II, Inc.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC GV Real Estate GmbH & Co. KG	Germany
QVC Handel LLC & Co. KG	Germany
QVC HK Holdings, LLC	DE
QVC Iberia, S.L.	Spain
QVC India, Ltd.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QVC International Finance SRL LLC	Barbados
QVC International Ltd. (fka QVC International LLC) (fka QVC International, Inc.)	Bermuda
QVC International Management GP LLC	DE

QVC Italia S.r.l. [Italian limited liability company]	Italy
QVC Italy Holdings, LLC	DE
QVC Japan Services, LLC (fka QVC Japan Services, Inc.)	DE
QVC Japan, Inc.	Japan
QVC Lux Holdings, LLC	DE
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC Mexico, Inc.	DE
QVC of Thailand, Inc.	DE
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
QVC Pension Trustee Limited	UK
QVC Poland Global Services sp. z.o.o.	Poland
QVC Properties, Ltd.	UK
QVC Realty, Inc.	PA
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
QVC Satellite, Inc.	Japan
QVC Shop International, Inc. (fka EZShop International, Inc.)	DE
QVC St. Lucie, Inc.	FL
QVC STT Holdings, LLC	DE
QVC Studio GmbH	Germany
QVC Suffolk, LLC (fka QVC Suffolk, Inc.) (fka CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
QVC UK (formerly QVC)	England-Wales
QVC UK Holdings Limited	England-Wales

QVC Vendor Development, Inc.	DE
QVC, Inc.	DE
QVC-QRT, Inc.	DE
RCM6, LLC	Colorado
RS Marks, Inc.	DE
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
Savor North Carolina, Inc.	NC
Send the Trend, Inc.	DE
TOBH, Inc.	DE
Triple Z Logistics, Inc.	DE
zulily Canada, inc.	Britsh Columbia
zulily Hong Kong Limited	Hong Kong
zulily Ireland Limited	Ireland
zulily UK Ltd.	UK
zulily, llc (f/k/a zulily, Inc.)	DE